EXHIBIT (i)

                               CONSENT OF COUNSEL

                          The Gabelli Value Fund, Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 16 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-5848) of The Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                    /s/ Willkie Farr & Gallagher
                                                    Willkie Farr & Gallagher


April 25, 2001

New York, New York